SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant [X]

Filed by a party other than the Registrant [  ]

Check the appropriate box:

[  ]         Preliminary Proxy Statement
[  ]         Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]         Definitive Proxy Statement
[X]         Definitive Additional Materials
[  ]         Soliciting Material Pursuant to Section 240.14a-12

Old Mutual Funds II
-----------------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies: ______.

3.
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _______.

4.	Proposed maximum aggregate value of transaction: _______.

Total fee paid: _______.

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

5.	Amount Previously Paid:

6.	Form, Schedule or Registration Statement No.: Total fee paid: _________.

7.	Filing Party:

8.	Date Filed: January 30, 2012

URGENT:  YOUR VOTE IS CRITICAL

Dear Old Mutual Fund Shareholder,

By now, you should have received a proxy package in the mail regarding an important shareholder meeting for the Old Mutual Funds. According to our records, we have not yet received your vote on the proposal presented for shareholder approval.

PLEASE VOTE TODAY to avoid future proxy correspondence and to ensure that your Old Mutual Funds receives enough votes to act on the proposal.

We’ve provided four easy ways to cast your vote:

FASTEST OPTION—Talk to a Live Agent
Call 1-877-348-4358 Monday through Friday 9:30 AM to 9:00 PM (ET), Saturday from 10:00 AM to 6:00 PM (ET). Estimated call time is less than three minutes.

Vote by Telephone
For touch-tone voting, please refer to your proxy cards for a toll-free number and recorded instructions.

Vote Online
Go to www.proxyvote.com and enter the control number that appears on each of your proxy cards. The site will give you all further instructions.

If you have already voted, thank you for your participation.

R-12-005